UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2016 (June 1, 2016)

FORESIGHT ENERGY LP
(Exact name of registrant as specified in its charter)

Delaware	001-36503	80-0778894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 North Broadway Suite 2600 Saint Louis, MO 63102
(Address of principal executive offices and zip code)

(314) 932-6160
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On Sunday, May 22, 2016, Mr. Bennett K. Hatfield, an independent member of the board of directors of Foresight Energy GP LLC (the “General Partner”), the general partner of Foresight Energy LP (the “Partnership”), passed away.  Mr. Hatfield was one of three independent directors serving on the audit committee of the General Partner’s board of directors (the “Board”).  As a consequence of Mr. Hatfield’s passing, the Partnership became deficient as to the requirement of Section 303A.07(a) of the New York Stock Exchange (“NYSE”) Listed Company Manual that audit committees be comprised of at least three independent directors. On May 25, 2016, the Partnership notified the NYSE with respect to this deficiency and on June 1, 2016, the Partnership received an official notice from the NYSE with respect to this deficiency.

The owners of the General Partner intend to appoint a third independent director to the Board, and for that independent director to serve on the audit committee of the Board, and thereby regain compliance with Section 303A.07(a) of the NYSE Listed Company Manual.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Foresight Energy LP
By:	Foresight Energy GP LLC,
its general partner
By:	/s/ Robert D. Moore
Robert D. Moore
President and Chief Executive Officer
Date: June 3, 2016